UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):  November 6, 2009

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

  426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China, 030006
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangement of Certain Officers.

On November 6, 2009, the Compensation Committee of Puda Coal, Inc. (the “Company”) approved the grant of restricted stock units to certain employees of the Company and its subsidiary, Shanxi Puda Coal Group Co., Ltd, including without limitation, Mr. Liping Zhu, Chief Executive Officer and President, and Ms. Qiong Wu, Chief Financial Officer, under the Company’s 2008 Equity Incentive Plan adopted on December 29, 2008 (the “2008 Plan”), as amended on July 30, 2009 to reflect the 7-to-1 share conversion of the company.

Under the Compensation Committee approval, the Company granted Mr. Zhu and Ms. Wu 15,000 and 30,000 shares of common stock of the Company, respectively.  The shares granted to each of Mr. Zhu and Ms. Wu will vest 40% upon the date that is one-year anniversary of the grant date (November 6, 2009), 30% upon the date that is two-year anniversary of the grant date, and 30% upon the date that is three-year anniversary of the grant date.  Until the distribution date as defined in the agreement, the shares may not be sold, transferred, pledged, assigned or otherwise alienated at any time.

Item 9 Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description
10.1	Puda Coal, Inc. 2008 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 to the current report on Form 8-K filed on December 31, 2008.

10.2	Amendment No. 1 to Puda Coal, Inc. 2008 Equity Incentive Plan dated July 30, 2009.*

10.3	Form of Employee Restricted Stock Unit Grant Agreement, incorporated by reference to Exhibit 10.6 to the current report on Form 8-K filed on December 31, 2008.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2009
PUDA COAL, INC.

By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer